UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 27, 2015. The Company’s shareholders voted on the following four proposals at the Annual Meeting.

Proposal One:

The shareholders voted to re-elect Terence M. Kavanagh, Gregory P. Hannon, Gary R. Schaevitz, Joseph Stilwell and Larry G. Swets, Jr., as directors. The votes for each were as follows:

Director	For	Withheld	Non-Vote
Terence M. Kavanagh	8,697,906	25,451	5,968,849
Gregory P. Hannon	8,681,481	41,876	5,968,849
Gary R. Schaevitz	8,689,287	34,070	5,968,849
Joseph Stilwell	8,670,161	53,196	5,968,849
Larry G. Swets, Jr.	8,671,496	51,861	5,968,849

Proposal Two:

The Company’s shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. The votes were cast as follows:

For	Withheld
14,688,138	4,068

Proposal Three:

The Company’s shareholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders (Say-on-Pay Vote). The votes were cast as follows:

For	Abstain	Against
8,674,988	500	47,869

ITEM 7.01 REGULATION FD DISCLOSURE

On May 28, 2015, the Company issued a press release regarding the results of the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Form 8-K provided under Items 5.07, 7.01 and Exhibit 99.1 attached hereto is being furnished to, and shall not be deemed “filed” with, the U.S. Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Exhibits Description
99.1	News Release Dated May 28, 2015 - Kingsway Announces Results of Shareholder Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

May 28, 2015	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	News Release Dated May 28, 2015 - Kingsway Announces Results of Shareholder Meeting